SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Five Prime Therapeutics, Inc. (“FivePrime”) and Marc Belsky, FivePrime’s former Senior Vice President and Chief Financial Officer, entered into a Consulting Agreement, effective April 7, 2018 (the “Agreement”), pursuant to which Mr. Belsky will provide up to 25 hours of consulting services to FivePrime for a term ending April 7, 2019. FivePrime previously disclosed Mr. Belsky’s resignation, effective April 6, 2018 (the “Resignation Date”), in a Current Report on Form 8-K filed on March 13, 2018. Pursuant to the Agreement, FivePrime agreed to pay Mr. Belsky at a rate of $500 per hour of services that he performs under the Agreement.

In addition, FivePrime entered into an Amendment to Stock Option Agreements, effective April 6, 2018, with Mr. Belsky (the “Options Amendment”) under which FivePrime agreed to extend Mr. Belsky’s period to exercise any options to purchase common stock of FivePrime that vested on or prior to the Resignation Date until April 6, 2019.

The foregoing description of the Agreement and Options Amendment is only a summary and is qualified in its entirety by reference to the Agreement and Options Amendment, copies of which will be filed as exhibits to FivePrime’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: April 9, 2018

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